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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                    FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  September 8, 2000



                                CLINICOR, INC.
              (Exact Name of Registrant as Specified in Charter)


                          Commission File No. 0-21721

           Nevada                                       88-0309093
 (State or Other Jurisdiction of                     (I.R.S. Employer
        Incorporation)                              Identification No.)

1717 West Sixth Street, Suite 400, Austin, Texas             78703
     (Address of Principal Executive Offices)                (ZipCode)

                                (512) 344-3300
             (Registrant's Telephone Number, Including Area Code)
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Item 5.    Other Events.

     As discussed in Clinicor, Inc.'s (the "Company") previous Form 10-KSB and Form 10-QSB filings over the last six months, the Company has faced serious liquidity problems and, accordingly, has been attempting to raise additional capital and has pursued other strategic alternatives, including sale of the Company. As discussed in the Company's most recent Form 10-QSB for the quarter ended June 30, 2000, the Company had depleted all of its cash reserves and faced continued losses. The Company has not been successful in raising additional capital or in finding a buyer. Due to its inability to fund continuing operations, the Company has ceased operations, its employees have terminated and the lease for its primary place of business has expired effective September 8, 2000. The Company is in discussions with a third party to sell certain assets; however, there can be no assurances that a sale will be completed. In any event, proceeds from an asset sale would not be adequate to provide any funds to the Company's preferred or common shareholders. The Company intends in the immediate future to file to terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934 and does not expect to make any further filings with the Securities and Exchange Commission or to issue further public announcements.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CLINICOR, INC.


Date  September 14, 2000                 By   /s/ Robert S. Sammis
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                                              Robert S. Sammis
                                              President
                                              (Principal Executive Officer)